Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 15, 2018, relating to the consolidated financial statements and financial statement schedules of Conifer Holdings, Inc., appearing in the Annual Report on Form 10-K/A of Conifer Holdings, Inc. for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan

August 10, 2018